EXHIBIT 3.7

[seal]

                           GOVERNMENT OF PUERTO RICO
                              DEPARTMENT OF STATE
                             SAN JUAN, PUERTO RICO


         I, Gricel Falgas Rodriguez, Assistant Director, Corporate and Trademark Registries of the Department of State of the Government of Puerto Rico.

         CERTIFY: That "CHECKERS OF PUERTO RICO, INC.", file 113,703, is a corporation organized under the laws of Puerto Rico on MARCH 17, 2000 AT 3:02 P.M..

[seal] IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Commonwealth of Puerto Rico, in the City of San Juan, today 15th June of the year two-thousand.

                                        /s/ GRICEL FALGAS RODRIGUEZ [ILLEGIBLE]
                                        ---------------------------------------
                                        Gricel Falgas Rodriguez
                                        Assistant Director
                                        Corporate and Trademark Registries

/cv